UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2005

MERCANTILE BANCORP, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Maine Street, Quincy, Illinois		62301
(Address of Principal Executive Offices)		(Zip Code)

(217) 223-7300
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

          On October 12, 2005, Mercantile Bancorp, Inc. issued a press release reporting unaudited third quarter basic earnings of $1.34 per share, compared to $.82 per share for the third quarter of 2004.  Basic earnings per share for the nine months ended September 30, 2005 were $3.59, compared to $2.87 for the same period in 2004.  Net income was $2,622,000 for the third quarter of 2005, an increase of $1,000,000 over the third quarter of 2004, and $7,041,000 for the nine months ended September 30, 2005, an increase of $1,401,000 over the same period in 2004.

          The full text of the earnings release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on October 12, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/ Dan S. Dugan

Name:	Dan S. Dugan
Title:	Chairman, President and Chief Executive Officer

Date: October 17, 2005

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